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                           ROSE, SNYDER & JACOBS       15821 Ventura Boulevard
                                                              Suite 490
                                                       Encino, California 91436
                                                      Telephone: (818) 461-0600
                                                                 (714) 443-9711
                                                       Facsimile (818) 461-0610

June 16, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Naturade, Inc.
     File Ref. No.  33-7106-A


We were previously the principal accountant for Naturade, Inc. and, under the date of November 5, 1997, we reported on the financial statements of Naturade, Inc. as of and for the year ended September 30, 1997. On June 11, 1998, our appointment as principal accountant was terminated. We have read Naturade, Inc.'s statements included under Item 4 of its Form 8-K dated June 16, 1998 and we agree with such statements.


Very truly yours,

/s/ ROSE, SNYDER & JACOBS
------------------------
Rose, Snyder & Jacobs